Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-3 of our report dated November 17, 2025, relating to the consolidated financial statements of Helport AI Limited and its subsidiaries as of June 30, 2025 and 2024 and for the years ended June 30, 2025, 2024, and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

March 26, 2026

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